    As filed with the Securities and Exchange Commission on June 30, 1999
                                                    Registration No. 333-
                                                                         -------
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                KITTY HAWK, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

             DELAWARE                                75-2564006
-------------------------------          -----------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

                              1515 West 20th Street
                                 P.O. Box 612787
              Dallas/Fort Worth International Airport, Texas 75261
          ------------------------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)


          KITTY HAWK, INC. AMENDED AND RESTATED OMNIBUS SECURITIES PLAN
          -------------------------------------------------------------
                            (Full title of the Plan)


                               M. TOM CHRISTOPHER
                             Chief Executive Officer
                              1515 West 20th Street
                                 P.O. Box 612787
              Dallas/Fort Worth International Airport, Texas 75261
                                 (972) 456-2200
                                 --------------
       (Name and address of agent for service, including telephone number)


                                 With a copy to:
                                 GREG R. SAMUEL
                               GARRETT A. DEVRIES
                              Haynes and Boone, LLP
                                 901 Main Street
                             3100 NationsBank Plaza
                            Dallas, Texas 75202-3789
                                 (214) 651-5000

                         CALCULATION OF REGISTRATION FEE

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Title of Securities              Amount        Maximum Offering         Proposed Maximum             Amount
To Be Registered            To Be Registered    Price Per Share     Aggregate Offering Price   of Registration Fee
-------------------------------------------------------------------------------------------------------------------
Common Stock
$.01 par value . . . .        450,000 shares       $6.66(1)                $2,997,000(1)             $833.17(1)
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(1) The offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with paragraphs (c) and
     (h)(1) of Rule 457 promulgated under the Securities Act of 1933 based on the average of the high and low sale prices for the Company's Common Stock reported on the NASDAQ National Market on June 25, 1999 ($6.66 per share).

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Kitty Hawk, Inc. (the "Company") hereby incorporates by reference the Company's Registration Statement on Form S-8 (No. 333-23597), as filed with the Securities and Exchange Commission on March 19, 1997 (the "1997 Form S-8"), including without limitation the description of Common Stock and the description of director and officer indemnification included therein.

         By means of the 1997 Form S-8, the Company registered 300,000 shares of Common Stock to be issued pursuant to the Kitty Hawk, Inc. Amended and Restated Omnibus Securities Plan (the "Omnibus Securities Plan"). This Registration Statement registers an additional 450,000 shares of Common Stock issuable pursuant to the Omnibus Securities Plan, as authorized by the Company's stockholders at the Company's Annual Meeting of Stockholders held on May 28, 1999.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 30th day of June, 1999.

                                      KITTY HAWK, INC.


                                      By:   /s/ RICHARD R. WADSWORTH
                                         --------------------------------------
                                                Richard R. Wadsworth
                                           Senior Vice President -- Finance,
                                         Chief Financial Officer and Secretary



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 30th day of June, 1999:


                     Name                                                  Capacities
                     ----                                                  ----------
   /s/ M. TOM CHRISTOPHER                                     Chairman of the Board of Directors
---------------------------------------                       and Chief Executive Officer
          M. Tom Christopher

   /s/ TILMON J. REEVES                                       Chief Operating Officer, President
---------------------------------------                       and Director
          Tilmon J. Reeves

   /s/ CONRAD A. KALITTA                                      Director
---------------------------------------
          Conrad A. Kalitta

                                                              Senior Vice President -- Finance,
                                                              Chief Financial Officer, Secretary,
                                                              Principal Financial and Accounting
                                                              Officer and Director
   /s/ RICHARD R. WADSWORTH
---------------------------------------
          Richard R. Wadsworth

   /s/ PHILIP J. SAUDER                                       Director
---------------------------------------
          Philip J. Sauder

   /s/ TED J. COONFIELD                                       Vice President and Director
---------------------------------------
          Ted J. Coonfield

   /s/ LEWIS S. WHITE                                         Director
---------------------------------------
          Lewis S. White

                                  EXHIBIT INDEX


Exhibit No.                                 Exhibit
-----------                                 -------
    4.1           Specimen Common Stock Certificate, filed as an exhibit to the Registrant's Registration
                  Statement on Form S-1 (Reg. No. 333-8307) dated as of October 1996, which exhibit is incorporated herein by reference.

    4.2           The Kitty Hawk, Inc. Amended and Restated Omnibus Securities Plan ("Omnibus
                  Securities Plan"), filed as an exhibit to the Registrant's Registration Statement on Form
                  S-1 (Reg. No. 333-8307) dated as of October 1996, which exhibit is incorporated herein by reference.

    4.3*          Amendment No. 1 to the Omnibus Securities Plan.

    5.1*          Opinion of Haynes and Boone, LLP, Special Counsel of the Company, as to the validity of Common Stock to be offered.

   23.1*          Consent of Haynes and Boone, LLP, contained in the opinion filed as Exhibit 5.1.

   23.2*          Consent of Ernst & Young LLP.

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*    Filed herewith.